Exhibit 23

M&F BANCORP, INC. AND SUBSIDIARY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-95973 on Form S-8 and 333-148452 on Form S-4 of our report dated March 28, 2008, relating to our audit of the 2007 consolidated financial statements of M&F Bancorp, Inc., appearing in this Annual Report on Form 10-KSB of M&F Bancorp, Inc. for the year ended December 31, 2007.

/s/ McGladrey and Pullen LLP
Frederick, MD
March 28, 2008